Exhibit 99.1

5300 Town and Country Blvd., Suite 500 Frisco, Texas 75034 Telephone: (972) 668-8834 Contact: Gary H. Guyton Director of Planning and Investor Relations Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS FIRST QUARTER 2018

FINANCIAL AND OPERATING RESULTS

FRISCO, TEXAS, May 10, 2018 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the three months ended March 31, 2018.

Financial Results for the Three Months Ended March 31, 2018

Comstock produced 22 billion cubic feet of natural gas and 190,000 barrels of oil or 22.8 billion cubic feet of natural gas equivalent ("Bcfe") in the first quarter of 2018.  Natural gas production averaged 241 million cubic feet ("MMcf") per day, an increase of 55% over natural gas production in the first quarter of 2017.  The growth in natural gas production is attributable to the continuing successful results from Comstock’s Haynesville shale drilling program.  Oil production in the first quarter of 2018, which averaged 2,110 barrels of oil per day, declined by 28% from the 2,940 barrels per day produced in the first quarter of 2017.  The decrease in oil production is the result of the lack of drilling in the Company's South Texas Eagle Ford shale producing properties, which previously announced sale was completed on April 27, 2018.

Comstock's average realized natural gas price, including hedging gains, decreased 5% to $2.82 per Mcf in the first quarter of 2018 as compared to $2.96 per Mcf realized in the first quarter of 2017.  The Company's average realized oil price increased by 41% to $68.71 per barrel in the first quarter of 2018 as compared to $48.60 per barrel in the first quarter of 2017.  The higher natural gas production and higher oil prices resulted in oil and gas sales increasing by 36% to $74.0 million (including realized hedging gains) in the first quarter of 2018 as compared to 2017's first quarter sales of $54.3 million.  EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, was $53.7 million in the first quarter of 2018, or 57% higher than EBITDAX of $34.2 million generated in the first quarter of 2017.  Operating cash flow generated in the first quarter of 2018 increased 125% to $35.7 million as compared to $15.9 million in the first quarter of 2017.

Comstock reported a net loss of $41.9 million or $2.78 per share for the first quarter of 2018 as compared to a net loss of $22.9 million or $1.61 per share for the first quarter of 2017.  The first quarter of 2018 results included a loss on sale of oil and gas properties of $28.6 million, an unrealized gain from derivative financial instruments of $1.2 million, and $11.0 million of non-cash interest expense associated with the discounts recognized and costs incurred on the debt exchange that occurred in 2016.  Financial results for the first quarter of 2017 included an unrealized gain from derivative financial instruments of $7.4 million, and $5.4 million of non-cash interest expense associated with the discounts recognized and costs incurred on the debt exchange that occurred in 2016.  Excluding these items from each year's results, the net loss for the first quarter of 2018 would have been $3.5 million or $0.23 per share as compared to a net loss of $24.9 million or $1.75 per share in the first quarter of 2017.

2018 First Quarter Drilling Results

Comstock reported the results to date of its 2018 drilling program.  During the first three months of 2018, Comstock spent $46.5 million on its development and exploration activities and drilled seven horizontal natural gas wells (2.0 net) and had eight wells (1.6 net) drilling at March 31, 2018.  Comstock also completed nine (3.5 net) operated wells that were drilled in 2017.  Since the last operational update, Comstock has completed six operated Haynesville shale wells.  The average initial production rate of these wells was 27 MMcf per day.  The six operated wells had completed lateral lengths ranging from 8,599 feet to 9,474 feet and each well was tested at initial production rates of 27 to 28 MMcf per day.  Comstock has four (1.0 net) operated Haynesville shale wells that are in the process of being completed.  The Company also reported on two successful Bossier wells which were drilled in Sabine Parish, Louisiana.  These wells had initial production rates of 17 and 20 MMcf per day.  An additional Bossier shale well has been completed and is currently flowing to sales.

In order to protect the returns that the Haynesville shale drilling program can generate, the Company has hedged, in the aggregate, 59 MMcf per day of its natural gas production in the last nine months of 2018 at a NYMEX equivalent of $3.00 per Mcf.

Other

Comstock has planned a conference call for 10:00 a.m. Central Time on May 10, 2018, to discuss the operational and financial results for the first quarter of 2018.  Investors wishing to participate should visit the Company's website at www.comstockresources.com for a live web cast or dial 844-776-7840 (international dial-in use 661-378-9538) and provide access code 1182009 when prompted.  If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock's website at www.comstockresources.com.  The web replay will be available for approximately one week.  A replay of the conference call will be available beginning at 1:00 p.m. CT May 10, 2018 and will continue until 1:00 p.m. May 17, 2018.  To hear the replay, call 855-859-2056 (404-537-3406 if calling from outside the US).  The conference call access code is 1182009.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is an independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas and Louisiana.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2018		2017

Revenues:
Natural gas sales	$59,543		$40,940
Oil sales	13,050		12,861
Total oil and gas sales	72,593		53,801

Operating expenses:
Production taxes	1,840		1,097
Gathering and transportation	4,334		4,128
Lease operating	9,773		9,889
Depreciation, depletion and amortization	27,152		29,905
General and administrative	6,016		6,401
Loss on sale of oil and gas properties	28,600		—

Total operating expenses	77,715		51,420

Operating income (loss)	(5,122)		2,381

Other income (expenses):
Gain from derivative financial instruments	2,602		7,860
Other income	66		163
Interest expense	(38,850	)(1)	(32,900	)(1)

Total other income (expenses)	(36,182)		(24,877)

Loss before income taxes	(41,304)		(22,496)
Provision for income taxes	(582)		(435)
Net Loss	$(41,886)		$(22,931)

Net loss per share – basic and diluted	$(2.78)		$(1.61)

Weighted average shares outstanding – basic and diluted	15,084		14,225

(1)

Includes $11.0 million and $5.4 million for the three months ended March 31, 2018 and 2017, respectively, related to the amortization of discounts and costs recorded in connection with the debt exchange completed on September 6, 2016 and $9.8 million and $9.2 million for the three months ended March 31, 2018 and March 31, 2017, respectively, of interest paid in-kind related to the Company's convertible notes.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands)

	Three Months Ended March 31,
	2018	2017

OPERATING CASH FLOW:

Net loss	$(41,886)	$(22,931)
Reconciling items:
Deferred income taxes	572	359
Depreciation, depletion and amortization	27,152	29,905
Unrealized gain from derivative financial instruments	(1,198)	(7,355)
Amortization of debt discount, premium and issuance costs	11,056	5,435
Interest paid in-kind	9,845	9,240
Stock-based compensation	1,601	1,265
Loss on sale of oil and gas properties	28,600	—
Operating cash flow	35,742	15,918
(Increase) decrease in accounts receivable	1,455	(2,048)
Decrease in other current assets	472	362
Decrease in accounts payable and accrued expenses	(16,113)	(11,025)
Net cash provided by operating activities	$21,556	$3,207

EBITDAX:

Net loss	$(41,886)	$(22,931)
Interest expense	38,850	32,900
Income taxes	582	435
Depreciation, depletion and amortization	27,152	29,905
Unrealized gain from derivative financial instruments	(1,198)	(7,355)
Stock-based compensation	1,601	1,265
Loss on sale of oil and gas properties	28,600	—
Total EBITDAX	$53,701	$34,219

	As of
	March 31, 2018	December 31, 2017

Balance Sheet Data:

Cash and cash equivalents	$50,988	$61,255
Assets held for sale	115,260	198,615
Other current assets	42,480	42,635
Property and equipment, net	682,131	607,929
Other	19,635	19,985
Total assets	$910,494	$930,419

Current liabilities	$167,686	$168,489
Long-term debt	1,131,394	1,110,529
Deferred income taxes	10,847	10,266
Asset retirement obligation	10,489	10,407
Stockholders' deficit	(409,922)	(369,272)
Total liabilities and stockholders' deficit	$910,494	$930,419

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended March 31, 2018
	East Texas/ North Louisiana	South Texas	Other	Total
Gas production (MMcf)	21,058	282	306	21,646
Oil production (Mbbls)	11	173	6	190
Total production (MMcfe)	21,122	1,323	341	22,786

Natural gas sales	$57,477	$1,191	$875	$59,543
Natural gas hedging settlements(1)	—	—	—	1,404
Total natural gas including hedging	57,477	1,191	875	60,947
Oil sales	646	12,021	383	13,050
Total oil and gas sales including hedging	$58,123	$13,212	$1,258	$73,997

Average gas price (per Mcf)	$2.73	$4.22	$2.86	$2.75
Average gas price including hedging (per Mcf)				$2.82
Average oil price (per barrel)	$60.80	$69.30	$65.64	$68.71
Average price (per Mcfe)	$2.75	$9.99	$3.69	$3.19
Average price including hedging (per Mcfe)				$3.25

Production taxes	$1,129	$630	$81	$1,840
Gathering and transportation	$3,915	$344	$75	$4,334
Lease operating	$6,148	$3,417	$208	$9,773

Production taxes (per Mcfe)	$0.05	$0.48	$0.24	$0.08
Gathering and transportation (per Mcfe)	$0.19	$0.26	$0.22	$0.19
Lease operating (per Mcfe)	$0.29	$2.58	$0.61	$0.43

Oil and Gas Capital Expenditures:
Development leasehold	$1,153	$—	$—	$1,153
Development drilling	38,539	—	—	38,539
Other development	6,327	240	253	6,820
Total	$46,019	$240	$253	$46,512

(1)Included in gain from derivative financial instruments in operating results.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended March 31, 2017
	East Texas/ North Louisiana	South Texas	Other	Total
Gas production (MMcf)	13,438	368	193	13,999
Oil production (Mbbls)	16	244	5	265
Total production (MMcfe)	13,534	1,830	223	15,587

Natural gas sales	$38,955	$1,460	$525	$40,940
Natural gas hedging settlements(1)	—	—	—	505
Total natural gas including hedging	38,955	1,460	525	41,445
Oil sales	768	11,841	252	12,861
Total oil and gas sales including hedging	$39,723	$13,301	$777	$54,306

Average gas price (per Mcf)	$2.90	$3.97	$2.72	$2.92
Average gas price including hedging (per Mcf)				$2.96
Average oil price (per barrel)	$48.27	$48.62	$48.85	$48.60
Average price (per Mcfe)	$2.94	$7.27	$3.48	$3.45
Average price including hedging (per Mcfe)				$3.48

Production taxes	$422	$623	$52	$1,097
Gathering and transportation	$3,618	$473	$37	$4,128
Lease operating	$5,443	$4,037	$409	$9,889

Production taxes (per Mcfe)	$0.03	$0.34	$0.23	$0.07
Gathering and transportation (per Mcfe)	$0.27	$0.26	$0.17	$0.26
Lease operating (per Mcfe)	$0.40	$2.20	$1.83	$0.64

Oil and Gas Capital Expenditures:
Development leasehold	$232	$503	$—	$735
Development drilling	35,225	455	—	35,680
Other development	1,368	510	—	1,878
Total	$36,825	$1,468	$—	$38,293

(1)Included in gain from derivative financial instruments in operating results.